Exhibit 2.8

Monthly Operating Report

ACCRUAL BASIS

02/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

JUDGE:	Harlin D. Hale

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF TEXAS

6 DIVISION

MONTHLY OPERATING REPORT

MONTH ENDING: February 29, 2004

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT  (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE.  DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY):  IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ Dale Booth	Chief Executive Officer
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY	TITLE

Dale Booth	March 20, 2004
PRINTED NAME OF RESPONSIBLE PARTY	DATE

PREPARER:

/s/ Lee Weiner	Director of Treasury
ORIGINAL SIGNATURE OF PREPARER	TITLE

Lee Weiner	March 20, 2004
PRINTED NAME OF PREPARER	DATE

Monthly Operating Report

ACCRUAL BASIS-1

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

COMPARATIVE BALANCE SHEET

		SCHEDULE AMOUNT	MONTH 11/1/2003 - 11/30/2003	MONTH 12/1/2003-12/31/2003	MONTH 01/01/04 - 01/31/04	MONTH 2/1/04 - 2/29/04
ASSETS
1.	UNRESTRICTED CASH	$19,633	$0	$0	$0	$0
2.	RESTRICTED CASH	$0	$0	$0	$0	$0
3.	TOTAL CASH	$19,633	$0	$0	$0	$0
4.	ACCOUNTS RECEIVABLE (NET)	$11,170,376	$0	$0	$0	$0
5.	INVENTORY	$11,236,001	$0	$0	$0	$0
6.	NOTES RECEIVABLE	$0	$0	$0	$0	$0
7.	PREPAID EXPENSES	$207,858	$0	$0	$0	$0
8.	OTHER (ATTACH LIST)		$0	$0	$0	$0
	Credit card and other receivables	$365,547	$0	$5,689	$5,689	$5,689
	Prepaid merchandise	$813,207	$0	$0	$0	$0
	Intercompany AR		$534,377	$534,377	$534,377	$534,377
	TOTAL OTHER	$1,178,754	$534,377	$540,066	$540,066	$540,066
9.	TOTAL CURRENT ASSETS	$23,812,622	$534,377	$540,066	$540,066	$540,066
10.	PROPERTY, PLANT & EQUIPMENT	$1,269,806	$0	$0	$0	$0
11.	LESS: ACCUMULATED DEPRECIATION / DEPLETION	$768,160	$0	$0	$0	$0
12.	NET PROPERTY, PLANT & EQUIPMENT	$501,646	$0	$0	$0	$0
13.	DUE FROM INSIDERS	$0	$0	$0	$0	$0
14.	OTHER ASSETS - NET OF AMORTIZATION (ATTACH LIST)	$0	$0	$0	$0	$0
	Goodwill	$11,716,275	$0	$0	$0	$0
15.	OTHER (ATTACH LIST)
16.	TOTAL ASSETS	$36,030,543	$534,377	$540,066	$540,066	$540,066
POSTPETITION LIABILITIES
17.	ACCOUNTS PAYABLE		$0	$0	$0	$0
18.	TAXES PAYABLE		$352,030	$0	$0	$0
19.	NOTES PAYABLE		$0	$0	$0	$0
20.	PROFESSIONAL FEES*		$0	$0	$0	$0
21.	SECURED DEBT		$0	$0	$0	$0
22.	OTHER (ATTACH LIST)
	Accrued expenses		$(62,047)	$(62,047)	$(62,047)	$(62,047)
	Other accounts payable
23.	TOTAL POSTPETITION LIABILITIES		$289,983	$(62,047)	$(62,047)	$(62,047)
PREPETITION LIABILITIES
24.	SECURED DEBT*
25.	PRIORITY DEBT	$137,031	$0	$0	$0	$0
26.	UNSECURED DEBT	$7,194,185	$6,125,426	$6,125,426	$6,125,426	$6,125,426
27.	OTHER (ATTACH LIST)
	Other accounts payable	$1,363,321	$0	$0	$0	$0
	Accrued expenses	$884,000	$884,000	$884,000	$884,000	$884,000
	Intercompany payables	$13,170,427	$0	$0	$0	$0
	TOTAL OTHER	$15,417,748	$884,000	$884,000	$884,000	$884,000
28.	TOTAL PREPETITION LIABILITIES	$22,748,964	$7,009,426	$7,009,426	$7,009,426	$7,009,426
29.	TOTAL LIABILITIES	$22,748,964	$7,299,409	$6,947,379	$6,947,379	$6,947,379
EQUITY
30.	PREPETITION OWNERS’ EQUITY	$13,281,579	$13,281,579	$13,281,579	$13,281,579	$13,281,579
31.	POSTPETITION CUMULATIVE PROFIT OR (LOSS)		$(20,046,611)	$(19,688,892)	$(19,688,892)	$(19,688,892)
32.	DIRECT CHARGES TO EQUITY (ATTACH EXPLANATION)
33.	TOTAL EQUITY	$13,281,579	$(6,765,032)	$(6,407,313)	$(6,407,313)	$(6,407,313)
34.	TOTAL LIABILITIES & OWNERS’ EQUITY	$36,030,543	$534,377	$540,066	$540,066	$540,066

*Reference should be made to the Monthly Operating Report of Dais ytek, Incorporated for an account of secured debt and professional fees.

Monthly Operating Report

ACCRUAL BASIS-2

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

INCOME STATEMENT

		MONTH 11/1/2003 - 11/30/2003	MONTH 12/1/2003 - 12/31/2003	MONTH 01/01/04 - 01/31/04	MONTH 2/1/04 - 2/29/04
REVENUES
1.	GROSS REVENUES	$0	$0	$0	$0
2.	LESS: RETURNS & DISCOUNTS	$0	$0	$0	$0
3.	NET REVENUE	$0	$0	$0	$0
COST OF GOODS SOLD
4.	MATERIAL
5.	DIRECT LABOR
6.	DIRECT OVERHEAD
7.	TOTAL COST OF GOODS SOLD	$0	$0	$0	$0
8.	GROSS PROFIT	$0	$0	$0	$0
OPERATING EXPENSES
9.	OFFICER / INSIDER COMPENSATION	$0	$0	$0	$0
10.	SELLING & MARKETING	$0	$0	$0	$0
11.	GENERAL & ADMINISTRATIVE	$0	$0	$0	$0
12.	RENT & LEASE	$0	$0	$0	$0
13.	OTHER (ATTACH LIST)
14.	TOTAL OPERATING EXPENSES	$0	$0	$0	$0
15.	INCOME BEFORE NON-OPERATING INCOME & EXPENSE	$0	$0	$0	$0
OTHER INCOME & EXPENSES
16.	NON-OPERATING INCOME (ATT. LIST)
17.	NON-OPERATING EXPENSE (ATT. LIST)
	BANK FEES AND OTHER	$0	$0	$0	$0
18.	INTEREST EXPENSE	$0	$0	$0	$0
19.	DEPRECIATION / DEPLETION	$0	$0	$0	$0
20.	AMORTIZATION	$0	$0	$0	$0
21.	OTHER (ATTACH LIST)
	Loss on Arlington Sale (offset in Daisytek Inc)	$0	$(357,719)	$0	$0
22.	NET OTHER INCOME & EXPENSES	$0	$(357,719)	$0	$0
REORGANIZATION EXPENSES
23.	PROFESSIONAL FEES*	$0	$0	$0	$0
24.	U.S. TRUSTEE FEES	$0	$0	$0	$0
25.	OTHER (ATTACH LIST)
26.	TOTAL REORGANIZATION EXPENSES	$0	$0	$0	$0
27.	INCOME TAX	$0	$0	$0	$0
28.	NET PROFIT (LOSS)	$0	$357,719	$0	$0

*Reference should be made to the Monthly Operating Report of Daisytek, Incorporated for an account of reorganization expenses.

Monthly Operating Report

ACCRUAL BASIS-3

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

		MONTH 5/7/03-5/31/03	QUARTER TOTAL	MONTH 11/1/2003-11/30/2003	MONTH 12/1/2003 -12/31/2003	MONTH 01/01/04 - 01/31/04	MONTH 2/1/04 - 2/29/04
CASH RECEIPTS AND DISBURSEMENTS
1.	CASH - BEGINNING OF MONTH	$19,633	$19,633	$0	$0	$0	$0
RECEIPTS FROM OPERATIONS
2.	CASH SALES	$0	$0	$0	$0	$0	$0
COLLECTION OF ACCOUNTS RECEIVABLE
3.	PREPETITION
4.	POSTPETITION	$6,369,399		$0	$0	$0	$0
5.	TOTAL OPERATING RECEIPTS	$6,369,399	$0	$0	$0	$0	$0
NON - OPERATING RECEIPTS
6.	LOANS & ADVANCES (ATTACH LIST)
7.	SALE OF ASSETS	$0	$0	$0	$0	$0	$0
8.	OTHER (ATTACH LIST)
	Cash receipts transfers to Daisytek Inc.	$(6,369,399)	###########	$0	$0	$0	$0
	Payroll funding transfer from Daisytek Inc.	$305,564	$892,019	$0	$0	$0	$0
	Other cash transfers from Daisytek Inc.	$5,220,609	$17,049,980	$0	$0	$0	$0
	TOTAL OTHER	$(843,226)	$(801,302)	$0	$0	$0	$0
9.	TOTAL NON-OPERATING RECEIPTS	$(843,226)	$(801,302)	$0	$0	$0	$0
10.	TOTAL RECEIPTS	$5,526,173	$(801,302)	$0	$0	$0	$0
11.	TOTAL CASH AVAILABLE	$5,545,806	$(781,669)	$0	$0	$0	$0
OPERATING DISBURSEMENTS
12.	NET P AYROLL	$242,756	$695,886	$0	$0	$0	$0
13.	PAYROLL TAXES PAID	$62,808	$196,133	$0	$0	$0	$0
14.	SALES, USE & OTHER TAXES PAID	$0	$48,263	$0	$0	$0	$0
15.	SECURED / RENTAL / LEASES	$53,688	$162,982	$0	$0	$0	$0
16.	UTILITIES	$7,699	$64,543	$0	$0	$0	$0
17.	INSURANCE	$0	$0	$0	$0	$0	$0
18.	INVENTORY PURCHASES	$4,592,675	$16,063,056	$0	$0	$0	$0
19.	VEHICLE EXPENSES	$0	$0	$0	$0	$0	$0
20.	TRAVEL	$6,742	$6,742	$0	$0	$0	$0
21.	ENTERTAINMENT	$0	$0	$0	$0	$0	$0
22.	REPAIRS & MAINTENANCE	$0	$0	$0	$0	$0	$0
23.	SUPPLIES	$0	$0	$0	$0	$0	$0
24.	ADVERTISING	$0	$19,643	$0	$0	$0	$0
25.	OTHER (ATTACH LIST)		$0
	Bank Fees	$215	$1,883
	Other operating	$467,699	$2,174,460	$0	$0	$0	$0
	TOTAL OTHER	$467,914	$2,176,343	$0	$0	$0	$0
26.	TOTAL OPERATING DISBURSEMENTS	$5,434,282	$19,433,590	$0	$0	$0	$0
REORGANIZATION EXPENSES
27.	PROFESSIONAL FEES*	$0	$0	$0	$0	$0	$0
28.	U.S. TRUSTEE FEES	$0	$0	$0	$0	$0	$0
29.	OTHER (ATTACH LIST)
30.	TOTAL REORGANIZATION EXPENSES	$0	$0	$0	$0	$0	$0
31.	TOTAL DISBURSEMENTS	$5,434,282	$19,433,590	$0	$0	$0	$0
32.	NET CASH FLOW	$91,891	###########	$0	$0	$0	$0
33.	CASH - END OF MONTH	$111,524	###########	$0	$0	$0	$0

*Reference should be made of the Monthly Operating Report of Daisytek, Incorporated

Monthly Operating Report

ACCRUAL BASIS-4

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

		SCHEDULE AMOUNT	MONTH 10/31/03	MONTH 11/30/03	MONTH 12/31/03	MONTH 1/31/04	MONTH 2/29/2004
ACCOUNTS RECEIVABLE AGING
1.	0-30	$10,776,600	$0	$0	$0	$0	$0
2.	31-60	$353,862	$0	$—	$—	$—	$—
3.	61-90	$57,502	$0	$—	$—	$—	$—
4.	91+	$429,674	$0	$—	$—	$—	$—
5.	TOTAL ACCOUNTS RECEIVABLE	$11,617,637	$0	$—	$—	$—	$—
6.	AMOUNT CONSIDERED UNCOLLECTIBLE	$447,261	$0	$—	$—	$—	$—
7.	ACCOUNTS RECEIVABLE (NET)	$11,170,376	$0	$—	$—	$—	$—

AGING OF POSTPETITION TAXES AND PAYABLES	MONTH: February 29, 2004

TAXES PAYABLE		0-30 DAYS	31-60 DAYS	61-90 DAYS	91+ DAYS	TOTAL
1.	FEDERAL	$0	$0	$0	$0	$0
2.	STATE	$0	$0	$0	$0	$0
3.	LOCAL	$0	$0	$0	$0	$0
4.	OTHER (ATTACH LIST)	$0	$0	$0	$0	$0
5.	TOTAL TAXES PAYABLE	$0	$0	$0	$0	$0

6.	ACCOUNTS PAYABLE	$0	$0	$0	$0	$0

STATUS OF POSTPETITION TAXES	MONTH: February 29, 2004

		BEGINNING TAX LIABILITY*	AMOUNT WITHHELD AND/ 0R ACCRUED	AMOUNT PAID	ENDING TAX LIABILITY
FEDERAL
1.	WITHHOLDING**	$0	$0	$0	$0
2.	FICA-EMPLOYEE**	$0	$0	$0	$0
3.	FICA-EMPLOYER**	$0	$0	$0	$0
4.	UNEMPLOYMENT	$0	$0	$0	$0
5.	INCOME	$0	$0	$0	$0
6.	OTHER (ATTACH LIST)	$0	$0	$0	$0
7.	TOTAL FEDERAL TAXES	$0	$0	$0	$0
STATE AND LOCAL
8.	WITHHOLDING	$0	$0	$0	$0
9.	SALES	$0	$0	$0	$0
10.	EXCISE	$0	$0	$0	$0
11.	UNEMPLOYMENT	$0	$0	$0	$0
12.	REAL PROPERTY	$0	$0	$0	$0
13.	PERSONAL PROPERTY	$0	$0	$0	$0
14.	OTHER (ATTACH LIST)	$0	$0	$0	$0
15.	TOTAL STATE & LOCAL	$0	$0	$0	$0
16.	TOTAL TAXES	$0	$0	$0	$0

*                  The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.

**           Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

Monthly Operating Report

ACCRUAL BASIS-5

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc.

Accounts with restricted funds should be identified by placing an asterisk next to the account number.  Attach additional sheets if necessary.

MONTH: February 29, 2004

BANK RECONCILIATIONS

		Account #1	Account #2	Account #3	TOTAL
A.	BANK:	Bank One	Suntrust
B.	ACCOUNT NUMBER:	629609132	0008800770268
C.	PURPOSE (TYPE:)	Commercial Checking	Petty Cash
1.	BALANCE PER BANK STATEMENT	$0	$0		$0
2.	ADD: TOTAL DEPOSITS NOT CREDITED	$0	$0
3.	SUBTRACT: OUTSTANDING CHECKS	$0	$0		$0
4.	OTHER RECONCILING ITEMS	$0	$0		$0
5.	MONTH END BALANCE PER BOOKS	$0	$0		$0
6.	NUMBER OF LAST CHECK WRITTEN	63206

INVESTMENT ACCOUNTS

BANK, ACCOUNT NAME & NUMBER		DATE OF PURCHASE	TYPE OF INSTRUMENT	PURCHASE PRICE	CURRENT VALUE
7.
8.
9.
10.
11.	TOTAL INVESTMENTS			$0	$0

CASH

12.	CURRENCY ON HAND
13.	TOTAL CASH - END OF MONTH	$0

Monthly Operating Report

ACCRUAL BASIS-6

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

MONTH:  February 29, 2004

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS  (AS DEFINED IN SECTION 101 (31)  (A)-(F) OF THE U.S.  BANKRUPTCY CODE) AND TO PROFESSIONALS.  ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID  (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE, ETC.).  ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSIDERS

NAME		TYPE OF PAYMENT	AMOUNT PAID	TOTAL PAID TO DATE
1.	See Monthly Operating Report for Daisytek, Incorporated
2.
3.
4.
5.
6.	TOTAL PAYMENTS TO INSIDERS		$0	$0

PROFESSIONALS

NAME		DATE OF COURT ORDER AUTHORIZING PAYMENT	AMOUNT APPROVED	AMOUNT PAID	TOTAL PAID TO DATE	TOTAL INCURRED & UNPAID *
1.	See Monthly Operating Report for Daisytek, Incorporated
2.
3.
4.
5.
6.	TOTAL PAYMENTS TO PROFESSIONALS		$0	$0	$0	$0

*  INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

NAME OF CREDITOR	SCHEDULED MONTHLY PAYMENTS DUE	AMOUNTS PAID DURING MONTH	TOTAL UNPAID POSTPETITION

Monthly Operating Report

ACCRUAL BASIS-7

2/13/95, RWD, 2/96

CASE NAME:	Arlington Industries, Inc.

CASE NUMBER:	03-34765-HDH-11

MONTH:  February 29, 2004

QUESTIONNAIRE

		YES	NO
1.	HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?		☒
2.	HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER THAN A DEBTOR IN POSSESSION ACCOUNT?		☒
3.	ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR LOANS) DUE FROM RELATED PARTIES?		☒
4.	HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES THIS REPORTING PERIOD?		☒
5.	HAVE ANY POSTPETITION LOANS BEEN RECEIVED BY THE DEBTOR FROM ANY PARTY?		☒
6.	ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?		☒
7.	ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST DUE?		☒
8.	ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?		☒
9.	ARE ANY OTHER POSTPETITION TAXES PAST DUE?		☒
10.	ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS DELINQUENT?		☒
11.	HAVE ANY PREPETITION TAXES BEEN PAID DURING THE REPORTING PERIOD?		☒
12.	ARE ANY WAGE PAYMENTS PAST DUE?		☒

IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS  “YES,” PROVIDE A DETAILED EXPLANATION OF EACH ITEM.  ATTACH ADDITIONAL SHEETS IF NECESSARY

See attached for question 1.

INSURANCE

		YES	NO
1.	ARE WORKER’S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN EFFECT?	☒
2.	ARE ALL PREMIUM PAYMENTS PAID CURRENT?	☒
3.	PLEASE ITEMIZE POLICIES BELOW.

IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS  “NO,” OR IF ANY POLICIES HAVE BEEN CANCELLED OR NOT RENEWED DURING THIS REPORTING PERIOD, PROVIDE AN EXPLANATION BELOW.   ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSTALLMENT PAYMENTS

TYPE OF POLICY	CARRIER	PERIOD COVERED	PAYMENT AMOUNT & FREQUENCY
See Monthly Operating Report for Daisytek, Incorporated